Exhibit 107

Calculation of Filing Fee Tables

Form S-1

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(Form Type)

Cepton, Inc.

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(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.00001 per share(2)	457(c)	137,689,041	$9.18(3)	$1,263,985,396.38	0.0000927	$117,171.45
	Equity	Warrants to purchase common stock(4)	457(g)	5,175,000	—	—	—	—(5)
	Equity	Common stock, par value $0.00001 per share, underlying warrants(6)	457(g)	5,175,000	—	—	—	—(5)
	Equity	Common stock, par value $0.00001 per share, underlying warrants(7)	457(g)	13,800,000	$11.50(8)	$158,700,000	0.0000927	$14,711.49
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$1,422,685,396.38		$131,882.94
	Total Fees Previously Paid							—
	Total Fee Offsets							$131,862.55
	Net Fee Due							$20.39(9)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Growth Capital Acquisition Corp.	S-1	333-260728(9)	11/03/2021		$122,514.62	Equity	Common stock, par value $0.0001 per share	133,094,138	$1,321,624,790
	Growth Capital Acquisition Corp.	S-1	333-260728(9)	11/03/2021		—	Equity	Warrants to purchase common stock	5,175,000	— (10)
	Growth Capital Acquisition Corp.	S-1	333-260728(9)	11/03/2021		—	Equity	Common stock, par value $0.0001 per share, underlying warrants	5,175,000	— (10)
	Growth Capital Acquisition Corp.	S-1	333-260728(9)	11/03/2021		$9,347.93	Equity	Common stock, par value $0.0001 per share, underlying warrants	8,768,750	$100,840,625
Fee Offset Sources	Growth Capital Acquisition Corp.	S-1	333-260728(9)		11/03/2021						$131,862.55

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (“Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	The number of shares of common stock, par value $0.00001 per share (the “common stock”) being registered relates to the resale of up to: (i) 127,426,541 shares of common stock issued by the registrant as consideration in the Business Combination (as defined in the registration statement), (ii) 5,950,000 shares of common stock issued as PIPE Shares (as defined in the registration statement) issued immediately prior to the closing of the Business Combination; and (iii) 4,312,500 shares of common stock issuable upon conversion of Founder Shares (as defined in the registration statement).
(3)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the common stock on the Nasdaq Capital Market of The Nasdaq Stock Market LLC (“Nasdaq”) on February 9, 2022 (such date being within five business days of the date that this registration statement was filed with the United States Securities and Exchange Commission ). This calculation is in accordance with Rule 457(c) of the Securities Act.
(4)	The number of warrants being registered relates to the resale of 5,175,000 Private Placement Warrants (as defined in the registration statement).
(5)	In accordance with Rule 457(g), the entire registration fee for the warrants is allocated to the common stock underlying the warrants, and no separate fee is payable for the warrants.
(6)	The number of shares underlying warrants being registered relates to the resale of 5,175,000 shares of common stock issuable upon the exercise of the Private Placement Warrants.
(7)	The number of shares of common stock underlying warrants being registered relates to the issuance by the registrant of up to: (i) 8,625,000 shares of common stock that are issuable upon the exercise of 8,625,000 warrants originally issued in the registrant’s initial public offering; and (ii) 5,175,000 shares of common stock issuable upon the exercise of 5,175,000 Private Placement Warrants.
(8)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.
(9)	The Registrant previously paid $131,862.55 in connection with the registration of such shares and warrants under a registration statement on Form S-1 (File No. 333-260728), which was withdrawn on November 8, 2021 prior to effectiveness. No securities were sold pursuant to such registration statement.
(10)	In accordance with Rule 457(g), the entire registration fee for the warrants was allocated to the common stock underlying the warrants, and no separate fee was paid for the warrants.